Exhibit 5.1

811 Main Street, Suite 3700
Houston, TX 77002
Tel: +1.713.546.5400 Fax: +1.713.546.5401
www.lw.com

FIRM / AFFILIATE OFFICES
	Beijing	Moscow
	Boston	Munich
	Brussels	New York
	Century City	Orange County
	Chicago	Paris
July 16, 2019	Dubai	Riyadh
	Düsseldorf	San Diego
	Frankfurt	San Francisco
	Hamburg	Seoul
	Hong Kong	Shanghai
Monitronics International, Inc.	Houston	Silicon Valley
1990 Wittington Place	London	Singapore
Farmers Branch, Texas 75234	Los Angeles	Tokyo
	Madrid	Washington, D.C.
Milan

Re:                             Registration Statement on Form S-4; Shares of common stock, par value $0.01 per share, of Monitronics International, Inc.

Ladies and Gentlemen:

We have acted as special counsel to Monitronics International, Inc., a Texas corporation (“Monitronics” or the “Company”), in connection with the proposed issuance of up to 1,309,757 shares of common stock, par value $0.01 per share (the “Monitronics Shares”), pursuant to the Agreement and Plan of Merger, dated as of May 24, 2019 (the “Merger Agreement”), by and between Ascent Capital Group, Inc., a Delaware corporation (“Ascent”) and Monitronics. Pursuant to the Merger Agreement, Ascent will merge with and into Monitronics, with Monitronics continuing as the surviving company (the “Merger”).

The Monitronics Shares are included in a registration statement on Form S-4 under the Securities Act of 1933, as amended (the “Act”), filed with the Securities and Exchange Commission (the “Commission”) on May 24, 2019 (Registration No. 333-231771)(as amended, the “Registration Statement”).

The Merger Agreement provides that following the consummation of the Merger, Monitronics will effect a conversion from a Texas corporation to a Delaware corporation (the “Conversion”) pursuant to (i) the Plan of Conversion dated as of the date the Merger is consummated, (the “Plan of Conversion”), (ii) the filing, with the Texas Secretary of State, of a Certificate of Conversion and (iii) the filing, with the Delaware Secretary of State, of a Certificate of Conversion and of a Certificate of Incorporation in the form attached to the joint proxy statement/prospectus included in the Registration Statement.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement or the joint proxy statement/prospectus included therein, other than as expressly stated herein with respect to the issue of the Monitronics Shares.

As such counsel, we have examined such matters of fact and questions of law as we have considered appropriate for purposes of this letter. With your consent, we have relied upon certificates and other assurances of officers of Monitronics and others as to factual matters without having independently verified such factual matters. We are opining herein as to the Business Organizations Code of the State of Texas (the “TBOC”) and the General Corporation Law of the State of Delaware (the “DGCL”), and we express no opinion with respect to any other laws.

Subject to the foregoing and the other matters set forth herein, it is our opinion that, as of the date hereof, when the merger contemplated by the Merger Agreement is completed in accordance with the Merger Agreement, the Monitronics Shares have been duly registered, the Conversion is consummated and becomes effective in accordance with the terms of the Plan of Conversion, and the restructuring contemplated by the partial prepackaged plan of reorganization commenced by Monitronics and its domestic subsidiaries under the caption “In re: Monitronics International, Inc., et al” is completed, the Monitronics Shares will be duly authorized, validly issued, fully paid and nonassessable. In rendering the foregoing opinion, we have assumed that Monitronics will comply with all applicable notice requirements regarding uncertificated shares provided in the TBOC and the DGCL.

This opinion is for your benefit in connection with the Registration Statement and may be relied upon by you and by persons entitled to rely upon it pursuant to the applicable provisions of the Act. We consent to your filing this opinion as an exhibit to the Registration Statement and to the reference to our firm contained in the Registration Statement under the heading “Legal Matters.” We further consent to the incorporation by reference of this letter and consent into any registration statement or post-effective amendment to the Registration Statement filed pursuant to Rule 462(b) under the Act with respect to the Monitronics Shares. In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Latham & Watkins LLP